SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION


         Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
         [ ]  Preliminary Proxy Statement
         [ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
         [X]  Definitive Proxy Statement
         [ ]  Definitive Additional Materials
         [ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

.............................................CAPITAL TRUST, INC..............................
                                 (Name of Registrant as Specified In Its Charter)

.............................................................................................
          (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
         1)       Title of each class of securities to which transaction applies: ______
         2)       Aggregate number of securities to which transaction applies: ______
         3)       Per unit price or other underlying value of transaction computed pursuant to Exchange
Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ______
         4)       Proposed maximum aggregate value of transaction: ______
         5)       Total fee paid: ______
[ ]  Fee paid previously with preliminary materials.
[ ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         1) Amount Previously Paid: ______
         2) Form, Schedule or Registration Statement No.: ______
         3) Filing Party: ______
         4) Date Filed: ______


                               CAPITAL TRUST, INC.
                           410 Park Avenue, 14th Floor
                            New York, New York 10022


                                                                 April 30, 2002

Dear Stockholder:

         You are cordially invited to attend the 2002 annual meeting of stockholders of Capital Trust, Inc., which will be held at 10:00 a.m., local time, on Wednesday, June 5, 2002, at the offices of Paul, Hastings, Janofsky &Walker LLP, 75 East 55th Street, New York, New York 10022. The matters to be acted upon at the meeting are the election of directors, the ratification of the appointment of Ernst & Young LLP as our independent auditors for 2002, and such other business as may properly come before the meeting, all as described in the attached notice of annual meeting of stockholders and proxy statement.

         If you hold voting stock, it is important that your shares be represented at the meeting and voted in accordance with your wishes. Whether or not you plan to attend the meeting, we urge you to complete, date, sign and return your proxy card in the enclosed prepaid envelope as promptly as possible so that your shares will be voted at the annual meeting. This will not limit your right to vote in person or to attend the meeting.

                                   Sincerely,

                                   /s/ SAMUEL ZELL

                                   Samuel Zell
                                   Chairman of the Board

                               CAPITAL TRUST, INC.
                           410 Park Avenue, 14th Floor
                            New York, New York 10022

                               -------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



To the stockholders of Capital Trust, Inc.:

         Notice is hereby given that the 2002 annual meeting of stockholders (the "Annual Meeting") of Capital Trust, Inc., a Maryland corporation (the "Company"), will be held at 10:00 a.m., local time, on Wednesday, June 5, 2002, at the offices of Paul, Hastings, Janofsky &Walker LLP, 75 East 55th Street, New York, New York 10022, for the following purposes:

     1. To elect twelve directors to serve until the Company's next annual meeting of stockholders and until such directors' successors have been elected and have qualified.

     2. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2002.

     3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

         The board of directors of the Company has fixed the close of business on April 26, 2002 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement thereof.

         If you hold voting stock, please complete, date, sign and return the enclosed proxy card promptly in the enclosed prepaid envelope, whether or not you plan to attend the Annual Meeting. This will help ensure that your vote is counted. You may revoke your proxy in the manner described in the proxy statement at any time before the proxy has been voted at the Annual Meeting.

                                        By Order of the Board of Directors,

                                        /s/ SAMUEL ZELL

                                        Samuel Zell
                                        Chairman of the Board


April 30, 2002

                               CAPITAL TRUST, INC.
                           410 Park Avenue, 14th Floor
                            New York, New York 10022

                              --------------------

                                 PROXY STATEMENT

                                       FOR

                       2002 ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON JUNE 5, 2002

                              --------------------



         This proxy statement is being furnished by and on behalf of the board of directors of Capital Trust, Inc. (the "Company") in connection with the solicitation of proxies to be voted at the 2002 annual meeting of stockholders (the "Annual Meeting") to be held at 10:00 a.m., local time, on Wednesday, June 5, 2002, at the offices of Paul, Hastings, Janofsky &Walker LLP, 75 East 55th Street, New York, New York 10022, and at any adjournment or postponement thereof.

         At the Annual Meeting, stockholders will be asked to

     o elect the following nominees (the "Nominees") as directors of the Company to serve until the Company's next annual meeting of stockholders and until such directors' successors are elected and have duly qualified: Samuel Zell, Jeffrey A. Altman, Thomas E. Dobrowski, Martin L. Edelman, Gary R. Garrabrant, Craig M. Hatkoff, John R. Klopp, Susan W. Lewis, Sheli Z. Rosenberg, Steven Roth, Lynne B. Sagalyn, and Michael D. Watson ("Proposal 1"),

     o ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2002 ("Proposal 2"), and

     o transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

         The principal offices of the Company are located at 410 Park Avenue, 14th Floor, New York, New York 10022 and the Company's telephone number is (212) 655-0220.

         This proxy statement and the enclosed proxy card are being sent to stockholders on or about April 30, 2002.

Voting Rights; Record Date

         Only holders of record of shares of the Company's class A common stock, par value $.01 per share ("Class A Common Stock"), at the close of business on April 26, 2002 (the "Record Date") are entitled to notice of and may vote at the Annual Meeting. On the Record Date, there were issued and outstanding 18,853,203 shares of Class A Common Stock, each of which is entitled to one vote on the matters presented for stockholder action at the Annual Meeting.

         With respect to each of the two proposals expected to be presented for a vote of stockholders, the presence, in person or by duly executed proxy, of the holders of a majority in voting power of the outstanding shares of Class A Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum in order to transact business. Abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will count toward the presence of a quorum.

         The election of each of the Nominees requires a plurality of the votes cast at the Annual Meeting. The ratification of the appointment of Ernst & Young LLP as independent auditors requires a majority of the votes cast at the Annual Meeting.

         The Company's officers and directors and a stockholder controlled by a trust for the benefit of the family of Samuel Zell, the Company's chairman of the board, own in the aggregate 9,490,810 shares of Class A Common Stock (approximately 50.3% of the outstanding shares) and have advised the Company that they intend to vote for (1) the election as a director of the Company of each of the Nominees, and (2) the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for 2002.

Solicitation and Voting of Proxies; Revocation

         All duly executed proxies received by the Company in time for the Annual Meeting will be voted in accordance with the instructions given therein by the person executing the proxy. In the absence of instructions, duly executed proxies will be voted for (1) the election as a director of the Company of each of the Nominees, and (2) the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for 2002.

         The submission of a signed proxy will not affect the right of a holder of Class A Common Stock to attend, or to vote in person at, the Annual Meeting. You may revoke or change your proxy at any time prior to its use at the Annual Meeting by giving the Company written direction to revoke it, by giving the Company a new proxy or by attending the meeting and voting in person. Your attendance at the Annual Meeting will not by itself revoke a proxy given by you. Written notice of revocation or subsequent proxy should be sent to Capital Trust, Inc. c/o American Stock Transfer & Trust Company, 6201 Fifteenth Avenue, Brooklyn, New York 11219, Attention: Paula Caroppoli, or hand-delivered to Capital Trust, Inc. c/o American Stock Transfer & Trust Company, so as to be delivered at or before the taking of the vote at the Annual Meeting.

         The cost of soliciting proxies will be borne by the Company. In addition to soliciting proxies by mail, proxies may be solicited by the Company's directors, officers and other employees by personal interview, telephone, telegram and other means of communication. Such persons will receive no additional compensation for such services. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of proxy solicitation materials to the beneficial owners of shares of the Company's stock held of record by such brokers and other fiduciaries. The Company will reimburse the brokers and other fiduciaries for their reasonable out-of-pocket expenses incurred when the solicitation materials are forwarded.

                       PROPOSAL 1 -- ELECTION OF DIRECTORS

         All of the Company's directors will be elected at the Annual Meeting to serve as directors until the next succeeding annual meeting of stockholders and until their successors are elected and shall have qualified. The Nominees are all currently members of the board of directors. All Nominees, if elected, are expected to serve until the next succeeding annual meeting of stockholders.

         The board of directors has been informed that all of the Nominees are willing to serve as directors but, if any of them should decline or be unable to act as a director, the individuals named in the proxies will vote for the election of such other person or persons as they, in their discretion, may choose. The board of directors has no reason to believe that any such nominees will be unable or unwilling to serve.

Nominees for Election as Directors

         The names, ages as of April 27, 2002, and existing positions with the Company of the Nominees are as follows:


                   Name                         Age                  Office or Position Held
                   ----                         ---                  -----------------------

Samuel Zell.........................            60       Chairman of the Board of Directors

Jeffrey A. Altman..................             35       Director

Thomas E. Dobrowski............                 58       Director

Martin L. Edelman.................              60       Director

Gary R. Garrabrant.................             45       Director

Craig M. Hatkoff...................             48       Director and Chairman of the Executive
                                                         Committee
John R. Klopp.......................            48       Director, Vice Chairman, Chief Executive
                                                         Officer and President

Susan W. Lewis....................              45       Director

Sheli Z. Rosenberg.................             60       Director

Steven Roth.........................            60       Director

Lynne B. Sagalyn..................              54       Director

Michael D. Watson.................              45       Director


         The name, principal occupation for the last five years, selected biographical information and the period of service as a director of the Company of each of the Nominees are set forth below.

         Samuel Zell has been chairman of the board of directors of the Company since July 1997. Mr. Zell is chairman of Equity Group Investments, L.L.C., a privately held real estate and corporate investment firm ("EGI"), American Classic Voyages Co., an owner and operator of cruise lines, Anixter International Inc., a provider of integrated network and cabling systems ("Anixter"), Manufactured Home

Communities, Inc., a REIT specializing in the ownership and management of manufactured home communities ("MHC"), Chart House Enterprises, Inc., an owner and operator of restaurants, and Danielson Holding Corporation, a holding company that offers a variety of insurance products and financial services. He is chairman of the board of trustees of Equity Residential Properties Trust ("ERPT"), a REIT specializing in the ownership and management of multi-family housing, and of Equity Office Properties Trust ("EOPT"), a REIT specializing in the ownership and management of office buildings.

         Jeffrey A. Altman has been a director of the Company since November 1997. Mr. Altman is the sole managing partner of Owl Creek Asset Management, L.P., a manager of distressed securities and value equities hedge funds, which he founded in February 2002. Mr. Altman previously served since November 1996 as a senior vice president of Franklin Mutual Advisers, Inc., formerly Heine Securities Corporation, a registered investment adviser ("FMA"), and a vice president of Franklin Mutual Series Fund Inc., a mutual fund with assets in excess of $20 billion, advised by FMA. From August 1988 to October 1996, Mr. Altman was an analyst with FMA.

         Thomas E. Dobrowski has been a director of the Company since August 1998. Mr. Dobrowski is the Managing Director of Real Estate and Natural Resource Investments for General Motors Asset Management ("GMAM"), an investment manager for several pension funds of General Motors Corporation ("GM") and its subsidiaries, as well as for several third party clients. Mr. Dobrowski is a trustee of EOPT and a director of MHC.

         Martin L. Edelman has been a director of the Company since February 1997. Mr. Edelman has been of counsel to Paul, Hastings, Janofsky & Walker LLP, and prior thereto Battle Fowler LLP, each a law firm that has provided services to the Company, since 1993. Mr. Edelman was a partner with Battle Fowler LLP from 1972 through 1993. Mr. Edelman served as president of Chartwell Leisure Inc., an owner and operator of hotel properties, from January 1996 until it was sold in March 1998. He has been a director of Cendant Corporation ("Cendant") and a member of that corporation's executive committee since November 1993. Mr. Edelman also serves as a director of Acadia Realty Trust.

         Gary R. Garrabrant has been a director of the Company since January 1997. Mr. Garrabrant was the vice chairman of the Company from February 1997 until July 1997. Mr. Garrabrant has been chief investment officer of Equity International Properties, Ltd. ("EIP"), a privately-held company which invests in real estate companies and properties outside the United States, since July 1, 1998. Mr. Garrabrant is executive vice president of EGI and joined EGI as senior vice president in January 1996. Mr. Garrabrant is a director of EIP, Fondo de Valores Immobiliarios ("FVI"), a Latin American real estate company, and various EIP portfolio companies.

         Craig M. Hatkoff has been a director of the Company since July 1997. From July 1997 to December 2000, Mr. Hatkoff served as a vice chairman of the Company. Mr. Hatkoff is chairman of Turtle Pond Publications LLC, which is active in children's publishing and entertainment, and is a private investor in other entrepreneurial ventures. Mr. Hatkoff was a founder and was a managing partner of Victor Capital Group, L.P. ("Victor Capital") from 1989 until the acquisition of Victor Capital by the Company in July 1997. Mr. Hatkoff was a managing director and co-head of Chemical Realty Corporation, the real estate investment banking arm of Chemical Banking Corporation, from 1982 until 1989. From 1978 to 1982, Mr. Hatkoff was the head of new product development in Chemical Bank's Real Estate Division, where he previously served as a loan officer.

         John R. Klopp has been a director of the Company since January 1997, the chief executive officer, a vice chairman, and the president of the Company since February 1997, July 1997, and January 1999, respectively. Mr. Klopp was a founder and was a managing partner of Victor Capital from 1989 until the acquisition of Victor Capital by the Company in July 1997. Mr. Klopp was a managing director and co-head of Chemical Realty Corporation from 1982 until 1989. From 1978 to 1982, Mr. Klopp held various positions with Chemical Bank's Real Estate Division, where he was responsible for originating, underwriting and monitoring portfolios of construction and permanent loans. He is a director of Metropolis Realty Trust, Inc., a Manhattan office REIT.

         Susan W. Lewis has been a director of the Company since June 2000. Ms. Lewis has been Executive Vice President and Chief Real Estate Officer and head of the Real Estate Investment Group of Citigroup Investments Inc. since March 1998. She held the same positions within Travelers Group from 1994 until its merger with Citicorp, Inc. in March 1998, and she held various other positions within Travelers Group from 1988 to 1994.

         Sheli Z. Rosenberg has been a director of the Company since July 1997. Since January 2000, Ms. Rosenberg has been vice chairman of EGI, for which she had previously served as the chief executive officer and president for more than the past five years. She was a principal of the law firm Rosenberg & Liebentritt P.C. from 1980 until September 1997. Ms. Rosenberg is a director of MHC, CVS Corporation, a drugstore chain, Dynergy, Inc., a supplier of electricity and natural gas, Cendant and Ventas, Inc. She is also a trustee of ERPT and EOPT.

         Steven Roth has been a director of the Company since August 1998. Mr. Roth has been chairman of the board of trustees and chief executive officer of Vornado Realty Trust ("Vornado") since May 1989 and chairman of the executive committee of the board of Vornado since April 1980. Since 1968, he has been a general partner of Interstate Properties, a real estate and investment company, and, more recently, he has been managing general partner. On March 2, 1995, he became chief executive officer of Alexander's, Inc., a real estate company. Mr. Roth is also a director of Alexander's, Inc.

         Lynne B. Sagalyn has been a director of the Company since July 1997. Dr. Sagalyn is the Earle W. Kazis and Benjamin Schore Director of the M.B.A. Real Estate Program at the Columbia University Graduate School of Business, and has been a professor and the director of that program since 1992. From 1991 to 1992, she was a visiting professor at Columbia. From 1987 to 1991, she was an associate professor of Planning and Real Estate Development at the Massachusetts Institute of Technology. She is also on the faculty of the Weimer School for Advanced Studies in Real Estate and Land Economics. Dr. Sagalyn is a director United Dominion Realty Trust, a self-administered REIT in the apartment communities sector, a director of The Retail Initiative, a board member of J.P. Morgan U.S. Real Estate Income and Growth Fund and serves on the New York City Board of Education Chancellor's Commission on the Capital Plan.

         Michael D. Watson has been a director of the Company since March 2000. Mr. Watson has been a senior officer of Citigroup Investments Inc. since March 1998. He was employed by Travelers Group, where he served in various capacities in its Chicago, Dallas, San Francisco and New York offices, from 1987 until its merger with Citicorp, Inc. in March 1998.

Vote Required; Recommendation

         The election to the board of directors of each of the twelve Nominees will require the affirmative vote of a plurality of the votes cast at the Annual Meeting. The board of directors unanimously recommends that stockholders vote for the election to the board of directors of each of the twelve Nominees.

Board of Directors; Committees

         The board of directors is currently comprised of Messrs. Zell, Altman, Dobrowski, Edelman, Garrabrant, Hatkoff, Klopp, Roth, and Watson, Ms. Lewis, Ms. Rosenberg and Dr. Sagalyn. The board of directors has four standing committees: an executive committee, an audit committee, a compensation committee and a performance compensation committee. The board of directors does not have a standing nominating committee.

         Executive Committee: The executive committee is currently comprised of Messrs. Garrabrant, Hatkoff and Klopp and Ms. Rosenberg, with Mr. Hatkoff serving as the committee's chairman. The executive committee is authorized to exercise all the powers and authority of the board of directors in the management of the business and affairs of the Company except those powers reserved, by law or resolution, to the board of directors.

         Audit Committee: The audit committee is currently comprised of Mr. Dobrowski, Dr. Sagalyn and Mr. Watson with Dr. Sagalyn serving as the committee's chairperson. The audit committee makes recommendations to the board of directors regarding the selection of the Company's independent auditors, reviews the plan, scope and results of the audit, and reviews, with the independent auditors and management, the Company's policies and procedures with respect to internal accounting and financial controls, changes in accounting policy and the scope of the non-audit services which may be performed by the independent auditors.

         Compensation Committee: The compensation committee is currently comprised of Messrs. Altman, Edelman and Klopp, Ms. Rosenberg and Dr. Sagalyn, with Ms. Rosenberg serving as the committee's chairperson. The compensation committee establishes the compensation and benefit arrangements for the non-executive level officers and the key employees of the Company and the general policies relating to compensation and benefit arrangements of other employees of the Company, except to the extent that power is vested in the performance compensation committee. The compensation committee also administers the stock plans and compensation programs of the Company.

         Performance Compensation Committee: The performance compensation committee is currently comprised of Mr. Altman, Ms. Rosenberg, and Dr. Sagalyn, with Ms. Rosenberg serving as the committee's chairperson. The performance compensation committee establishes awards under and administers the Company's stock plans and compensation programs insofar as they relate to executive officers of the Company.

         During 2001, the board of directors held four meetings. The executive committee held no meetings in 2001. The audit committee held four meetings in 2001. The compensation committee and the performance compensation committee did not hold any formal committee meetings in 2001, but rather acted by unanimous written consent in performing their functions. During 2001, each director attended at least 75 percent of the number of meetings of the board of directors (while he or she was a member) and 100 percent of the total number of meetings of committees on which he or she served.

Compensation of Directors

         The Company pays two of its non-employee directors an annual cash retainer of $30,000, which is paid monthly. Six non-employee directors are not paid any cash fees for their services as such, but rather are compensated with an annual award of stock units under the Company's non-employee director stock plan with a value equal to $30,000. The remaining three non-employee directors are not compensated for their service as directors. The number of stock units awarded to each director, which are convertible into an equal number of shares of Class A Common Stock according to individual schedules set by each director, is determined quarterly in arrears by dividing one-quarter of the annual retainer amount ($7,500) by the average closing price of the Class A Common Stock for the quarter. The stock units vest when issued. There is no separate compensation for service on committees of the board of directors. All directors are also reimbursed for travel expenses incurred in attending board and committee meetings.

Compensation Committee Interlocks and Insider Participation

         The compensation committee of the board of directors was comprised during 2001 of Messrs. Altman, Edelman and Klopp, Ms. Rosenberg and Dr. Sagalyn. Other than Mr. Klopp, none of the committee's members was an officer or employee of the Company during 2001. No committee member had any interlocking relationships requiring disclosure under applicable rules and regulations.

         Mr. Zell and Ms. Rosenberg serve as members of the boards of directors of numerous non-public companies owned or controlled in whole or in part by Mr. Zell or his affiliates which do not have compensation committees, and in many cases, the executive officers of those companies include Mr. Zell and Ms. Rosenberg.

         For a description of certain relationships and transactions with members of the board of directors or their affiliates, see "Certain Relationships and Related Transactions" beginning on page 18.

Executive and Senior Officers

         The following sets forth the positions with the Company, ages as of April 27, 2001 and selected biographical information for the executive and senior officers of the Company who are not directors.

         Jeremy FitzGerald, age 38, has been a managing director of the Company since July 1997. Prior to that time, Ms. FitzGerald served as a principal of Victor Capital and had been employed in various positions at such firm since May 1990. She was previously employed in various positions at PaineWebber Incorporated.

         Stephen D. Plavin, age 42, has been the chief operating officer of the Company since August 1998. Prior to that time, Mr. Plavin was employed for fourteen years with the Chase Manhattan Bank and its securities affiliate, Chase Securities Inc. (collectively "Chase"). Mr. Plavin held various positions within the real estate finance unit of Chase including the management of: loan origination and execution, loan syndications, portfolio management, banking services and REO (real estate owned) sales. Since 1995, he served as a managing director responsible for real estate client management for Chase's major real estate relationships. In 1997 he became co-head of Global Real Estate for Chase. Mr. Plavin serves as a director of Omega Healthcare Investors, Inc., a skilled nursing real estate investment trust.

         Edward L. Shugrue III, age 36, has been the chief financial officer of the Company since September 1997 and has been a managing director, an assistant secretary and the treasurer of the Company since July 1997, July 1997 and January 1999, respectively. Prior to that time, Mr. Shugrue served as a principal of Victor Capital since January 1997. He previously served as director of real estate for and a vice president of River Bank America from April 1994 until June 1996 after serving as a vice president of the bank since January 1992. He was previously employed in various positions at Bear, Stearns & Co. Inc.

Report of the Audit Committee of the Board of Directors1

         The board of directors' audit committee carries out oversight functions with respect to the preparation, review and audit of the Company's financial statements and operates under a written charter adopted by the board of directors. The audit committee members are independent within the meaning of the applicable New York Stock Exchange listing standards. The development and maintenance of internal controls and procedures and the financial reporting system, the maintenance of appropriate accounting and financial reporting principles or policies and the preparation of financial statements in accordance with generally accepted accounting principles are the responsibility of the Company's management. The Company's independent auditors perform an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issue a report thereon. The audit committee's responsibility is to monitor and oversee the foregoing functions.

         The audit committee has met and held discussions with management and the independent auditors with respect to the Company's consolidated financial statements and related matters. Management advised the committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles and the committee has reviewed and discussed the consolidated financial statements with management and the Company's independent auditors, Ernst & Young LLP. The independent auditors presented to and reviewed with the audit committee the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Company's independent auditors also provided to the committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and in connection therewith the committee discussed with the independent auditors their views as to their independence. In undertaking its oversight function, the audit committee relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company's financial statements.

         Based on the audit committee's considerations discussions with management and the independent auditors as described above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in the Company's Annual Report on the Form 10-K for the year ended December 31, 2001 to be filed with the Securities and Exchange Commission.

Audit Committee

Lynne B. Sagalyn
Thomas E. Dobrowski
Michael D. Watson



---------------
1 The material in this report is not "solicitation material," is not deemed filed with the Commission, and is not incorporated by reference in any filing of the Company under the Securities Act of 1933 (the "Securities Act") or the Securities Exchange Act of 1934 ("Exchange Act"), whether made before or after the date hereof and irrespective of any general incorporation language in any filing.

20


Executive Compensation

         The following table sets forth for the years indicated the annual compensation of the chief executive officer and the other executive officers of the Company who earned annual salary and bonus in excess of $100,000 (collectively, the "Named Executive Officers").


                           Summary Compensation Table

                                      -----------------------------------------------------------------------------------------

                                         Annual Compensation (1)            Long Term Compensation
-------------------------------------------------------------------------------------------------------------------------------
                                                                        Restricted         Securities
                                                                          Stock            Underlying             Other
Name and PrincipalPosition    Year    Salary($)      Bonus($)            Award($)          Options (#)      Compensation ($)(6)
--------------------------    ----    ---------      --------            --------          -----------      -------------------
John R. Klopp
     Vice Chairman, Chief     2001     600,000       1,400,000          400,000(3)           100,000           20,200
     Executive Officer and    2000     600,000       1,750,000(2)          --                100,000           19,500
     President                1999     600,000         750,000             --                   --             30,000

Stephen D. Plavin
     Chief Operating          2001     380,728       1,000,000          625,000(4)            50,000           20,200
     Officer                  2000     350,016         750,000          625,000(4)              --             19,500
                              1999     350,000       1,100,000          312,500(4)              --             14,400

Edward L. Shugrue III         2001     300,000      750,000           350,000(5)              75,000           20,200
                              2000     300,000      850,000           250,000(5)              75,000           19,500
                              1999     300,000      750,000           239,585(5)              75,000           14,440


------------------------

(1) The annual compensation presented for 2001 represents the annual base salary paid during the fiscal year ended December 31, 2001 and the annual bonus compensation that was paid in February 2002 and accrued as an expense by the Company for the fiscal year ended December 31, 2001. As permitted by rules established by the SEC, no amounts are shown with respect to certain "perquisites" where such amounts do not exceed, in the aggregate, the lesser of 10% of bonus plus salary or $50,000.

(2) Includes a special, one time bonus of $750,000 paid in March 2000 upon the formation of the Company's strategic venture with Citigroup Investments, Inc. and the related closing of the venture's first fund, CT Mezzanine Partners I, LLC.

(3) Represents the value of 88,889 shares of Class A Common Stock awarded to Mr. Klopp in February 2001 (based on the $4.50 per share NYSE closing price on the date of the grant). The value of such restricted stock award to Mr. Klopp at December 31, 2001 was $512,001 (based on the $5.76 per share New York Stock Exchange ("NYSE") closing price on such date).

(4) Represents the value of 100,000, 100,000 and 50,000 shares of Class A Common Stock granted to Mr. Plavin on August 31, 1998 and issued during 2001, 2000 and 1999, respectively (based on the $6.25 per share NYSE closing price on the date of the grant). The value of all such restricted stock awards to Mr. Plavin at December 31, 2001 was $1,440,000 (based on the $5.76 per share NYSE closing price on such date).

(5) Represents the value of the 77,778, 60,606 and 41,667 shares of restricted Class A Common Stock awarded to Mr. Shugrue in February 2001, 2000 and 1999, respectively (based on the $4.50, $4.125 and $5.75 per share NYSE closing price on the date of each grant, respectively). The value of all such restricted stock awards to Mr. Shugrue at December 31, 2001 was $1,037,094 (based on the $5.76 per share NYSE closing price on such date).

(6) Represents contributions made by the Company to the Capital Trust, Inc. 401(k) Profit Sharing Plan.

Employment Agreement

         The Company is a party to an employment agreement with John R. Klopp. The employment agreement provides for a five-year term of employment commencing as of July 15, 1997. On the fifth anniversary of the commencement of the employment agreement, and on each succeeding anniversary, the terms of the employment agreement shall be automatically extended for one additional year unless, not later than three months prior to such anniversary date, either party shall have notified the other that it will not extend the term of the agreement. Pursuant to the employment agreement, Mr. Klopp currently receives for calendar year 2002 an annual base salary of $600,000, which is subject to further increases each calendar year to reflect increases in the cost of living or as otherwise determined in the discretion of the board of directors. Mr. Klopp is also entitled to an annual incentive cash bonus to be determined by the board of directors based on individual performance and the profitability of the Company. Mr. Klopp is also a participant in the incentive stock and other employee benefit plans of the Company.

         If the employment of Mr. Klopp is terminated without cause, with good reason or following a change of control, as those terms are defined in the employment agreement, he would be entitled to (i) a severance payment equal to the greater of the amount payable to him over the remainder of the term of the employment agreement or an amount equal to the aggregate base salary and cash incentive bonus paid to him during the previous year; (ii) continued welfare benefits for two years; and (iii) automatic vesting of all unvested stock options such that all of his stock options would become immediately exercisable. Each vested option will remain exercisable for a period of one year following his termination. The employment agreement provides for a non-competition period of one year if Mr. Klopp terminates his employment voluntarily or is terminated for cause.

Stock Options

         The following table sets forth stock options issued in 2001 to the Named Executive Officers. The table also sets forth the hypothetical gains that would exist for the stock options at the end of their ten-year terms, assuming compound rates of appreciation of 5% and 10% from the $4.50 and $5.00 market price on the February 1 and May 7, 2001, respectively, date of grant. The actual future value of the options will depend on the market value of the Company's Class A Common Stock.


                      Option/SAR Grants in Last Fiscal Year

Individual Grants                                                                             Potential Realizable Value at
                                                                                                Assumed Annual Rates of
                                                                                               Stock Price Appreciation for
                                                                                                    Option Term (1)
------------------------------------------------------------------------------------------------------------------------
           (a)                   (b)             (c)             (d)             (e)              (f)               (g)


                              Number of
                              Securities
                              Underlying      % of Total
                               Options/      Option/SARs
                                 SARs         Granted to     Exercise or
                               Granted       Employees in     Base Price      Expiration
           Name                  (2)         Fiscal Year        ($/sh)           Date            5% ($)           10% ($)
           ----                  ---         -----------        ------           ----            ------           -------

John R. Klopp                  100,000          22.0%            4.50           2/1/11          283,003           717,184

Stephen D. Plavin               50,000          11.0%            5.00           5/7/11          157,224           398,436

Edward L. Shugrue III           75,000          16.5%            4.50           2/1/11          212,252           537,888


---------------------

(1) The amounts of potential realizable value, which are based on assumed appreciation rates of 5% and 10% prescribed by Securities and Exchange Commission rules, are not intended to forecast possible future appreciation, if any, of the Company's share price. The amounts of potential value with respect to the options do not account for expiration of the options upon termination of employment or the phased-in exercise schedule. Future compensation resulting from the options is based solely on the actual performance of the Company's share price in the trading market.

(2) Represents shares underlying stock options; none of the executive officers were granted SARs. One-third of the options become exercisable in equal increments on the first, second and third anniversaries of the date of grant.

         The following table shows the 2001 year-end value of the stock options held by the Named Executive Officers. None of the Named Executive Officers exercised stock options during 2001.


                         Year End 2001 Option/SAR Values

                                           Number of Securities
                                          Underlying Unexercised        Value of Unexercised In-the-Money
                                         Options/SARs at Year End          Options/SARs at Year End (1)
                                        ----------------------------   -------------------------------------

            Name                Exercisable       Unexercisable         Exercisable             Unexercisable
            ----                -----------       -------------         -----------             -------------

John R. Klopp                     208,333              166,667          $    --                     $126,000

Stephen D. Plavin                 100,000               50,000               --                       38,000

Edward L. Shugrue III             205,000              150,000             40,750                    176,000

----------------------------------

(1) Amounts shown reflect the excess of the market value of the underlying Class A Common Stock at year end based upon the $5.76 per share closing price reported on the NYSE on December 31, 2001 over the exercise prices for the stock options. The actual value, if any, an executive may realize is dependent upon the amount by which the market price of Class A Common Stock exceeds the exercise price when the stock options are exercised.

Section 16(a) Beneficial Ownership Compliance

         Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission") and the NYSE. Officers, directors and greater than ten percent stockholders are required by regulation of the Commission to furnish the Company with copies of all
Section 16(a) forms they file.

         Based solely on its review of Forms 3, 4 and 5 and amendments thereto available to the Company and written representations from certain of the directors, officers and 10% stockholders that no form is required to be filed, the Company believes that no director, officer or beneficial owner of more than 10% of its Class A Common Stock failed to file on a timely basis reports required pursuant to Section 16(a) of the Exchange Act with respect to 2001, except that a Form 3 required to be filed in January 2001 and a Form 4 required to be filed in May 2001 by Citigroup Inc. and its affiliates as a result of the acquisition of beneficial ownership of shares underlying previously and newly acquired warrants was filed late in May 2001 in the case of the Form 3 and September 2001 in the case of the Form 4, and except that Forms 3 required to be filed in January 2001 by Rodney F. Dammeyer, GRG Investment Partnership LP, Crocker-CT General Partnership, Callahan-CT General Partnership and Rosenberg-CT General Partnership as a result of Citigroup Inc.'s and its affiliates' acquisition of beneficial ownership of shares underlying previously acquired warrants and the effect a voting agreement with an affiliate of Citigroup Inc. were filed late in October 2001.

Report on Executive Compensation2

Introduction

         The Company's compensation committees administer its compensation programs. The compensation committee establishes and administers the compensation and benefit arrangements for officers and key employees (except to the extent vested in the performance compensation committee). The performance compensation committee (which is comprised of the independent members of the compensation committee) establishes and administers the compensation programs as they relate to executive officers of the Company and is empowered to accept or reject, or increase or decrease, any award or component of compensation recommended by the compensation committee.

Compensation for 2001

         The Company's 2001 executive compensation program consisted of three elements: an annual base salary, annual bonus compensation and long-term incentive compensation.

         Mr. Klopp received his $600,000 annual salary called for by his employment agreement that was previously approved by the board of directors and the other executive officers also received their previously established or negotiated salaries. The performance compensation committee's goal is to provide competitive executive compensation packages as means of retaining its executive officers. To that end, the committee strives to compensate executive officers with salaries that are commensurate with prevailing compensation practices in the financial services industry. Salaries vary according to the levels of responsibility undertaken by the executive officers.

         The performance compensation committee's goals with annual bonus and long-term incentive compensation are to focus executive behavior on the fulfillment of long-term and annual business objectives, and to create a sense of ownership in the Company that causes executive decisions to be aligned with the best interests of the Company's stockholders.

         Pursuant to a long-term strategic plan adopted by the board of directors in 1999, the Company continues to pursue a transition from being a balance sheet lender to managing investments on behalf of third parties. For 2001, the board of directors established the following goals for the Company:

     o maximizing the amount of capital raised for the Company's second real estate mezzanine fund, CT Mezzanine Partners II LP, which is referred to as Fund II;

     o originating new investments for funds under management consistent with their investment strategy;

     o simplifying the capital structure of the Company and eliminating the dividend paid on preferred stock; and

     o    increasing earnings per share.


--------------------

1 The material in this report is not "solicitation material," is not deemed filed with the Commission, and is not incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any filing.

         The performance compensation committee considered executive officer performance in achieving the Company's goals. The Company closed Fund II with aggregate capital commitments of $845 million, making Fund II the largest dedicated real estate mezzanine fund in the U.S. The Company originated over $500 million of new investments for its funds under management in 2001. The Company also repurchased from private investors more than one-third of the Company's outstanding stock including all of its preferred stock and thereby eliminated the preferred stock dividend, and the Company increased earnings per share by 12%. In recognition of his leadership in achieving these goals, the performance compensation committee awarded Mr. Klopp a $1,400,000 cash bonus and a stock option exercisable for 200,000 shares of Class A Common Stock for 2001. The performance compensation committee awarded cash bonuses, restricted stock and stock options to other executive officers again based on each executive officer's contribution to achieving the Company's goals for 2001. In connection with its evaluation, the committee considered the executive officer's level of job responsibility and relative influence on the Company's ability to manage successfully and accomplish the goals.

         Section 162(m) of the Code limits the deductibility in the Company's tax return of compensation over $1 million to any of the executive officers of the Company unless, in general, the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by the Company's stockholders. The performance compensation committee's policy with respect to Section 162(m) is to make every reasonable effort to ensure that compensation is deductible to the extent permitted while simultaneously providing Company executives with appropriate rewards for their performance. During 2001, the Company paid its executive officers approximately $1,834,175 aggregate cash compensation that was non-deductible pursuant to Section 162(m). In awarding the cash bonuses that produced the non-deductible compensation expense, the performance compensation committee determined that the advantages to the Company of awarding compensation at that level as a reward for the previously discussed leadership of Mr. Klopp and the contributions of the other executive officers outweighed the loss of the tax deduction. The performance compensation committee will continue to consider on a case-by-case basis whether particular compensation awards and programs that do not satisfy the conditions of Section 162(m) outweigh the costs to the Company of the loss of the related tax deduction.

Performance Compensation Committee

Jeffrey A. Altman
Sheli Z. Rosenberg
Lynne B. Sagalyn

Performance Graph

         Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on shares of Class A Common Stock against (i) the cumulative total return of companies listed on the New York Stock Exchange, (ii) the cumulative total return of a peer group selected in the previous years by the Company (iStar Financial Inc., Franchise Finance Corporation of America, Allied Capital Corp., LNR Property Corp. and Ocwen Financial Corp.) (the "Old Peer Group") and (iii) the cumulative total return of a peer group newly selected by the Company (iStar Financial Inc., Blackrock, Inc., Allied Capital Corp., LNR Property Corp. and Federated Investors, Inc.) (the "New Peer Group"). The Company has selected the New Peer Group as a basis for comparison because it believes that, as a result of changes in the Company's operations and the competitive environment and the acquisition of a peer company, a comparison of shareholder returns to the returns of its newly selected peer group companies provides a more appropriate basis of comparison. The five-year period compared commences December 31, 1996 and ends December 31, 2001. This graph assumes that $100 was invested on January 1, 1997 in the Company and each of the two market indices and the peer group index (at the December 31, 1996 closing prices), and that all cash distributions were reinvested. The Class A Common Stock price performance shown on the graph is not indicative of future price performance.



[Performance Graph depicting stock price performance omitted]

                          1996      1997      1998      1999      2000      2001
                         --------------------------------------------------------
CAPITAL TRUST            100.00    409.09    218.18    181.82    179.56    209.45
NYSE MARKET INDEX        100.00    131.56    156.55    171.42    175.51    159.87
OLD PEER GROUP INDEX     100.00    187.88    120.54     94.39    103.85    144.19
NEW PEER GROUP INDEX     100.00    167.96    144.03    154.95    311.27    344.71



         The foregoing price performance comparisons shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act, or under the Exchange Act, except to the extent that the Company specifically incorporates this graph by reference, and shall not otherwise be deemed filed under such acts.

Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth as of April 26, 2002 certain information with respect to the beneficial ownership of Class A Common Stock by (i) each person known to the Company to be the beneficial owner of more than 5% of either the outstanding Class A Common Stock, (ii) each director and Named Executive Officer currently employed by the Company and (iii) all directors and executive officers of the Company as a group. Such information (other than with respect to directors and executive officers of the Company) is based on a review of statements filed with the Commission pursuant to Sections 13(d), 13(f) and 13(g) of the Exchange Act with respect to the Class A Common Stock.


                                                                        Amount and Nature of Beneficial
                                                                                 Ownership (1)

                         Five Percent Stockholders,                                           Percent
                      Directors and Executive Officers                      Number            of Class
                      --------------------------------                      ------            --------

           Veqtor Finance Company, L.L.C. (2)                             3,192,288             16.9%

           Citigroup Inc. (3)                                             8,528,467             31.1

           EOP Operating Limited Partnership (4)                          4,273,428(5)          18.5

           State Street Bank and Trust Company, as Trustee for General    4,273,428(5)          18.5
           Motors Employes Global Group Pension Trust (6)

           Vornado Realty, L.P. (7)                                       4,273,428(5)          18.5

           Liberty Wanger Asset Management, L.P. (8)                      1,837,300              9.7

           Advisors Research, Inc. (9)                                    1,072,900              5.7

           Jeffrey A. Altman                                                 30,000                *

           Thomas E. Dobrowski                                                 --  (10)           --

           Martin L. Edelman                                                101,015(11)            *

           Gary R. Garrabrant                                               480,438(11)(12)       2.5

           Craig M. Hatkoff                                               2,497,028(13)(14)(19)  13.1

           John R. Klopp                                                  2,704,020(13)(14)      14.1

           Susan W. Lewis                                                      --                 --

           Stephen D. Plavin                                                416,666(15)           2.2

           Sheli Z. Rosenberg                                               445,438(11)(16)       2.4

           Steven Roth                                                         --(17)             --

           Lynne B. Sagalyn                                                  51,015(11)            *

           Edward L. Shugrue III                                            557,523(15)           2.9

           Michael D. Watson                                                   --                 --

           Samuel Zell                                                      221,015(11)(18)       1.2

           All executive officers and directors as a group (14                7,504,492          37.4%
           persons)
         * Represents less than 1%.



(1) The number of shares owned are those beneficially owned as determined under the rules of the Commission, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and any shares which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement.

(2) Zell General Partnership, Inc. ("Zell GP") is the sole member of Veqtor Finance Company, L.L.C. ("Veqtor"). The sole shareholder of Zell GP is the Samuel Investment Trust, a trust established for the benefit of the family of Samuel Zell. Chai Trust Company L.L.C., which is advised by Equity Group Investments, L.L.C. with respect to its investments, serves as trustee of Chai Trust Company L.L.C. Veqtor is located at c/o Equity Group Investments, L.L.C., Two North Riverside Plaza, Chicago, Illinois 60606.

(3) Beneficial ownership information is based on a statement filed pursuant to Section 13(d) of the Exchange Act by Citigroup Inc.. Represents shares underlying warrants indirectly beneficially owned through indirectly held subsidiaries. The address of Citigroup Inc. is 399 Park Avenue, New York, NY 10043.

(4) Beneficial ownership information is based on a statement filed pursuant to Section 13(d) of the Exchange Act by EOP Operating Limited Partnership ("EOP"). The address of EOP is Two North Riverside Plaza, Chicago, Illinois 60606.

(5) Represents shares which may be obtained upon conversion of $29,914,000 in convertible amount of Variable Step Up Convertible Trust Preferred Securities issued by the Company's consolidated Delaware statutory business trust subsidiary, CT Convertible Trust I (the "CT Trust"), to each of EOP, State Street Bank and Trust Company, as trustee for General Motors Employes Global Group Pension Trust (the "GM Trust") and Vornado Realty L.P. ("VNO").

(6) Beneficial ownership information is based on statements filed pursuant to Section 13(d) of the Exchange Act by General Motors Asset Management Corporation ("GMAM") and the GM Trust as another reporting person named therein. State Street Bank and Trust Company acts as the trustee (the "Trustee") for the GM Trust, a trust under and for the benefit of certain employee benefit plans of General Motors Corporation ("GM") and its subsidiaries. These shares may be deemed to be owned beneficially by GMIMCo, a wholly owned subsidiary of GM. GMIMCo's principal business is providing investment advice and investment management services with respect to the assets of certain employee benefit plans of GM and its subsidiaries and with respect to the assets of certain direct and indirect subsidiaries of GM and associated entities. GMIMCo is serving as the GM Trust's investment manager with respect to these shares and in that capacity it has sole power to direct the Trustee as to the voting and disposition of these shares. Because of the Trustee's limited role, beneficial ownership of the shares by the Trustee is disclaimed. The address of GMIMCo is 767 Fifth Avenue, New York, New York 10153.

(7) Beneficial ownership information is based on a statement filed pursuant to Section 13(d) of the Exchange Act filed by VNO. The address of VNO is c/o Vornado Realty Trust, Park 80 West, Plaza II, Saddle Brook, New Jersey 07663.

(8) Beneficial ownership information is based on the Schedule 13G jointly filed by Liberty Wanger Asset Management, L.P. ("LWAM"), its general partner, WAM Acquisition GP, Inc. ("WAM GP") and its client, Liberty Acorn Investment Trust ("Acorn") reporting beneficial ownership of shares on behalf of discretionary clients, including Acorn. LWAM, WAM GP and Acorn are located at 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606.

(9) Beneficial ownership information is based on a statement filed pursuant to Section 13(f) of the Exchange Act by Advisory Research Incorporated. The address of Advisory Research Incorporated is 180 North Stetson Avenue, Suite 5780, Chicago, Illinois 60601.

(10) Does not include the shares that may be deemed beneficially owned by GMIMCo, as to which Mr. Dobrowski disclaims beneficial ownership.

(11) In each case (that of Mr. Zell, Mr. Edelman, Mr. Garrabrant, Ms. Rosenberg, and Dr. Sagalyn), includes 26,015 shares which may be obtained upon conversion of vested stock units. In the case of Mr. Zell, Mr. Edelman, Mr. Garrabrant, and Dr. Sagalyn, included 120,000, 75,000, 35,000 and 25,000, respectively, shares issuable upon the exercise of vested stock options.

(12) Includes the 419,423 shares of class A common stock owned by GRG Investment Partnership LP, for which Mr. Garrabrant serves as the general partner.

(13) Includes, in the case of Mr. Hatkoff, the 2,330,132 shares of class A common stock owned by CMH Investment Partnership LP, a family partnership for which Mr. Hatkoff serves as a general partner. Includes, in the case of Mr. Klopp, 2,330,132 shares of class A common stock owned by JRK Investment Partnership LP, a family partnership for which Mr. Klopp serves as general partner.

(14) Includes 274,999 and 141,667 shares issuable upon the exercise of vested stock options held by each of Messrs. Klopp and Hatkoff, respectively. Includes 59,260 shares for Mr. Klopp that are the subject of restricted stock awards for which he retains voting rights.

(15) Includes 116,666 and 280,000 shares issuable upon the exercise of vested stock options held by Mr. Plavin and Mr. Shugrue, respectively. Includes 154,193 shares for Mr. Shugrue that are the subject of restricted stock awards for which he retains voting rights.

(16) Includes 419,423 shares as class A common stock owned by Rosenberg-CT General Partnership LP, for which Ms. Rosenberg serves as a general partner.

(17) Does not include the shares that may be deemed beneficially owned by VNO, as to which Mr. Roth disclaims beneficial ownership.

(18) Does not include the shares that may be deemed beneficially owned by EOP, as to which Mr. Zell disclaims beneficial ownership.

(19) Includes 7,229 shares that may be obtained upon conversion of vested stock units.

Certain Relationships and Related Transactions

   Reimbursement Arrangement

         Pursuant to an expense reimbursement arrangement with EGI, the Company has agreed to reimburse EGI the costs for certain general administrative services to the Company, including, among others, certain legal, tax, shareholder relations and insurance acquisition services, which are provided by employees of EGI. The Company had charged to operations $99,648 during the 2001 fiscal year.

   Relationships with Martin L. Edelman

         Martin L. Edelman, a director of the Company, is of counsel to Paul, Hastings, Janofsky & Walker LLP, a law firm that provides the Company with ongoing legal representation with respect to various matters. The Company is also a party to a consulting agreement, dated as of January 1, 1998, with Mr. Edelman. Pursuant to the agreement, Mr. Edelman provides consulting services for the Company including client development and advisory services in connection with lending and investment banking activities and asset and business acquisition transactions. The consulting agreement was extended for a one-year term beginning on January 1, 2002. The agreement is terminable by either party upon thirty (30) days prior notice and provides for a consulting fee of $8,000 per month. Mr. Edelman is also entitled to participate in the Company's incentive stock plan.

Venture Agreement with Affiliates of Citigroup Investments Inc.

         On March 8, 2000, the Company entered into a strategic relationship with Citigroup Investments Inc. ("CIG"), pursuant to which, among other things, their respective affiliates will co-sponsor, commit to invest capital in and manage high yield commercial real estate mezzanine investment opportunity funds. The strategic relationship is governed by a venture agreement, dated as of March 8, 2000 (the "Venture Agreement"), amongst Travelers Limited Real Estate Mezzanine Investments I, LLC ("Limited REMI I"), Travelers General Real Estate Mezzanine Investments II, LLC, ("General REMI II"), Travelers Limited Real Estate Mezzanine Investments II, LLC ("Limited REMI II" and together with Limited REMI I and General REMI II, the "CIG Parties"), CT-F1, LLC, ("CT-F1"), CT-F2-GP, LLC ("CT-F2-GP"), CT-F2-LP, LLC ("CT-F2-LP"), CT Investment Management Co., LLC ("CTIMCO" and together with CT-F1, CT-F2-GP and CT-F2-LP, the "CT Parties ") and the Company. The CIG Parties are affiliates of CIG and the CT Parties are wholly owned subsidiaries of the Company.

         Pursuant to the Venture Agreement, a warrant to purchase 4,250,000 shares of Class A Common Stock was issued and ultimately transferred to Limited REMI I on March 8, 2000 in connection with the organization and capitalization of the first investment fund, CT Mezzanine Partners I LLC, and warrants to purchase 3,015,600, 236,233 and 1,026,634 shares of Class A Common Stock were issued and ultimately transferred to General REMI II, on April 9, 2001, May 29, 2001 and August 7, 2001, respectively, in connection with the initial and subsequent closings of the second investment fund, CT Mezzanine Partners II LP. The Company has no further obligation to issue additional warrants to Citigroup.

         Pursuant to the Venture Agreement, the Company increased the number of directorships comprising the board of directors by two and appointed designees of the CIG Parties to fill such newly created director positions. Susan W. Lewis and Michael D. Watson were appointed directors pursuant to the foregoing.

         The Company believes that the terms of the foregoing transactions are no less favorable than could be obtained by the Company from unrelated parties on an arm's-length basis.

               PROPOSAL 2 -- RATIFICATION OF INDEPENDENT AUDITORS

Description of Proposal

         The board of directors of the Company has appointed Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2001, and has further directed that the appointment of such accountants be submitted for ratification by the stockholders at the Annual Meeting. The Company has been advised by Ernst & Young LLP that neither that firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent certified public accountants and clients. Ernst & Young LLP will have a representative at the Annual Meeting who will have an opportunity to make a statement, if he or she so desires, and who will be available to respond to appropriate questions.

         Stockholder ratification of the appointment of Ernst & Young LLP as the Company's independent auditors is not required by the Company's charter or otherwise. However, the board of directors is submitting the appointment of Ernst & Young LLP to the stockholders for ratification as a matter of what it considers to be good corporate practice. Even if the appointment is ratified, the board of directors in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the board of directors determines that such a change would be in the best interests of the Company and its stockholders.

Fees billed to Company by Ernst & Young LLP for Fiscal 2001

         Audit Fees:

         Audit fees billed to the Company by Ernst & Young LLP for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001 included in the Company's annual report on Form 10-K and the review of interim financial statements included in the Company's quarterly reports on Form 10-Q totaled $146,000.

         Financial Information Systems Design and Implementation Fees:

         The Company did not engage Ernst & Young LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended December 31, 2001.

         All Other Fees:

         Fees billed to the Company by Ernst & Young LLP for all other non-audit services rendered to the Company for the fiscal year ended December 31, 2001, including tax related services, totaled $141,650.

         The audit committee of the board of directors was advised of the services provided by Ernst & Young LLP that are unrelated to the audit of the annual fiscal year end financial statements and the review of interim financial statements and has considered whether the provision of such services is compatible with maintaining Ernst & Young LLP's independence as the Company's independent auditor.

Vote Required; Recommendation

         The affirmative vote of a majority of the votes cast at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP as the Company's independent auditors. The board of directors unanimously recommends that stockholders vote for the ratification of Ernst & Young LLP as the Company's independent auditors.



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                                  ANNUAL REPORT

         The Company's annual report to stockholders is being concurrently distributed to stockholders herewith.

                                  OTHER MATTERS

         The management of the Company does not know of any other matters to come before the Annual Meeting. If, however, any other matters do come before the Annual Meeting, it is the intention of the persons designated as proxies to vote in accordance with their discretion on such matters.

                              STOCKHOLDER PROPOSALS

         Any Company stockholder who wishes to submit a stockholder proposal pursuant to Rule 14a-8 under the Exchange Act for inclusion in the Company's proxy statement and proxy card for the Company's 2003 annual meeting of stockholders must submit the proposal to the Company's Secretary no later than January 1, 2003. Any stockholder who wishes to present a stockholder proposal at the 2003 annual meeting of stockholders must submit the proposal to the Company's Secretary in compliance advance notice by-law provisions no earlier than March 7, 2003 and no later than April 6, 2003. Such submissions should be delivered to the Company's principal executive offices at 410 Park Avenue, 14th Floor, New York, New York 10022, Attention: Secretary.







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